Elephant Talk Communications Appoints Vodafone Veteran Dr. Armin G. Hessler and Martin Zuurbier as Co-Presidents

NEW YORK CITY, NY — January 29, 2015 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk” or the “Company”), a global provider of Software Defined Network Architecture (ET Software DNA® 2.0) platforms and cyber security solutions, today announced the appointment of Dr. Armin G. Hessler and Martin Zuurbier, the current CTO of Elephant Talk, as co-Presidents of its mobile platform business effective on April 1, 2015. Both will report to Mr. Steven van der Velden, Chairman and CEO.

Dr. Armin Hessler will join the Company from Vodafone Group Plc., where he currently serves as Head of Global Data Center Management and Service Excellence. Dr. Hessler has a commercial background of over 20 years in the telecommunications and IT industries at firms including Vodafone, Mannesmann AG, AT&T-Unisource and Telefónica de España. As co-President of the Elephant Talk mobile platform business, he will be responsible for Software Development, Business (Change) Management and Operations. Martin Zuurbier, who will continue in his role as CTO, has been instrumental in developing the Company’s virtualized Software DNA® 2.0 platform. He will assume the added responsibilities for Sales, Innovation & Technology and Vendor Management.

“I am excited to be working with Martin to advance one of the world´s leading innovators of cloud-based mobile platforms while capitalizing on the global demand for our solutions. In a world of Network Function Virtualization and convergence of IT and networks, we see a great opportunity to use software virtualization to help simplify the mobile operator’s infrastructure and cost structure,” stated Mr. Armin Hessler.

Dr. Armin G. Hessler (Germany, 1962) currently holds the position of Head of Global Data Center Management and Service Excellence at Vodafone, responsible for Vodafone´s global data center strategy and major global transformation projects. Prior to this position, he has held various senior management roles in Vodafone including Head of Enterprise IT, Strategy & Innovation. In that role he was responsible for the information technology of Vodafone´s Global Enterprise business unit and accountable for the operations of all globally shared services and Vodafone´s worldwide office IT. Additionally, he was Director IT Operations & IT Customer Services and Director Global Web Enablement at Vodafone. Before joining Vodafone, Mr. Hessler served Terenci AG, mobile b2b solutions as Executive Vice President Marketing & Services; Mannesmann AG as Director International Projects; AT&T-Unisource NV as Director Operations. He also served Telefónica de España (Spain) as Senior Manager Business Development and was Associate Professor, University of Technology Aachen, Germany (RWTH). Armin holds various university degrees and studied/served at a number of academic institutions including the University of Technology Aachen (RWTH), Universidad de Barcelona and as a “Visiting Doctoral Fellow” at the Wharton School of Business.

Martin Zuurbier said, “With the operational deployment of our platforms at several MNO operators, we now enter a new phase, focused on expanded sales and technological innovation. Along with Armin’s support to help ensure we address the operational requirements of our partner MNOs and MVNOs, I look forward to delivering new contracts that will result in more SIMs being migrated onto our platforms, which will increase the value of our enterprise.”

Elephant Talk Communications Corp.

100 Park Avenue, .New York City, NY 10017

212-984-1096

Mr. Steven van der Velden, Chairman and Chief Executive Officer commented, "I am pleased that Armin will be joining Elephant Talk and congratulate Martin on his promotion. Armin has an extensive and seasoned commercial background in telecommunications and information technology. Armin and Martin will help advance our mobile activities so that we may grow the number of SIMs we manage not only among our existing client base, but also in new geographic locations we are currently establishing. Together, our new co-Presidents will focus on growing Elephant Talk’s core network platform to further capitalize on the significant global backlog opportunities for our product portfolio.”

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK) is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry and cyber security solutions. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, superior industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world’s leading MNOs and technology companies amongst its customers and partners, including Vodafone, T-Mobile, Zain, Iusacell and HP. Visit: www.elephanttalk.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission (the "SEC"), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Relations:

Steve Gersten

Capital Markets Group

813-926-8920

steve@capmarketsgroup.com

Public Relations:

Michael Glickman

MWG CO.

917-596-1883

mike@mwgco.net

Elephant Talk Communications Corp.

100 Park Avenue, .New York City, NY 10017

212-984-1096